ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20110597024-61
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 08/15/2011 8:00 AM
	Entity Number C13142-1997

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Silicon South, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

First. The name of the corporation is Alpha Wastewater, Inc.

Fourth. That the voting common stock authorized that may be issued by the corporation is one hundred and fifty million (150,000,000) shares of stock with a par value of $0.001. Said shares with par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 32,650,000 (69%)

4. Effective date of filing: (optional) 8/15/11

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BRITISH COLUMBIA
The Best Place on Earth

NUMBER: **A0083305**

CERTIFICATE OF CHANGE OF NAME FOR AN EXTRAPROVINCIAL COMPANY

BUSINESS CORPORATIONS ACT

***I Hereby Certify** that*

SILICON SOUTH, INC.

has on September 1, 2011, at 02:51 PM Pacific Time filed documents changing its name to

ALPHA WASTEWATER, INC.

***Issued** under my hand at Victoria, British Columbia, on September 1, 2011*

RON TOWNSHEND
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA